Exhibit 99.1

News Release

Pioneer Natural Resources Completes Divestiture of Delaware Basin Assets

Dallas, Texas, December 21, 2021 – Pioneer Natural Resources Company (NYSE:PXD) (“Pioneer” or the “Company”) today announced that it has completed the previously announced divestiture of its Delaware Basin assets to Continental Resources (NYSE:CLR) for cash proceeds of $3.1 billion after normal closing adjustments.

Pioneer’s fourth quarter and full year guidance assumed that the Delaware Basin assets would be included in the Company’s financial results for the entire quarter. However, with the completion of the divestiture today, Pioneer will not include any operating or financial results attributable to the Delaware Basin assets after December 20, 2021 in its fourth quarter results.

Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, Texas, with operations in the United States. For more information, visit Pioneer’s website at www.pxd.com.

Cautionary Statement Regarding Forward-Looking Information

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices; product supply and demand; the impact of a widespread outbreak of an illness, such as the COVID-19 pandemic, on global and U.S. economic activity; competition; the ability to obtain environmental and other permits and the timing thereof; the effect of future regulatory or legislative actions on Pioneer or the industry in which it operates, including the risk of new restrictions with respect to development activities; the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms; potential liability resulting from pending or future litigation; the costs and results of drilling and operations; availability of equipment, services, resources and personnel required to perform the Company’s drilling and operating activities; access to and availability of transportation, processing, fractionation, refining, storage and export facilities; Pioneer’s ability to replace reserves, implement its business plans or complete its development activities as scheduled; access to and cost of capital; the financial strength of counterparties to Pioneer’s credit facility, investment instruments and derivative contracts and purchasers of Pioneer’s oil, natural gas liquids and gas production; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying forecasts, including forecasts of production, cash flow, well costs, capital expenditures, rates of return, expenses and cash flow from purchases and sales of oil and gas, net of firm transportation commitments; sources of funding; tax rates; quality of technical data; environmental and weather risks, including the possible impacts of climate change; cybersecurity risks; the risks associated with the ownership and operation of the Company’s water services business and acts of war or terrorism. These and other risks are described in Pioneer’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q filed thereafter and other filings with the United States Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse effect on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Pioneer undertakes no duty to publicly update these statements except as required by law.

Pioneer Natural Resources Company Contacts:

Investors

Neal Shah – 972-969-3900

Tom Fitter – 972-969-1821

Greg Wright – 972-969-1770

Chris Leypoldt – 972-969-5834

Media and Public Affairs

Tadd Owens – 972-969-5760